Exhibit 99.1

IRIDEX Issues Voluntary Recall of TruFocus LIO Premiere™ Laser Indirect Ophthalmoscope

Updates Preliminary Financial Results for 2017 Fourth Quarter and Full Year

FOR IMMEDIATE RELEASE:  February 23, 2018

IRIDEX Corporation

1212 Terra Bella Avenue

Mountain View, CA 94043

888.725.8115

On February 23, 2018, IRIDEX Corporation (“Company”) initiated a voluntary recall of a specific laser accessory called the TruFocus LIO Premiere™.  The LIO is a headmounted indirect ophthalmoscope that connects to an IRIDEX laser console and is used to view and perform laser treatments on a patient’s eye. There are 104 TruFocus LIO Premiere units at customer sites worldwide. The Company has received reports of three adverse events occurring during procedures in which the TruFocus LIO Premiere was used.  These reports stated that the procedures resulted in patients experiencing permanent damage to the eye, including focal cataracts and iris burns.

Customers who have the TruFocus LIO Premiere should stop using it.  IRIDEX is notifying its distributors and customers via FedEx and is arranging for return of all recalled products.

Recalled products were manufactured from May 26, 2017 to November 6, 2017 and distributed from June 5, 2017 to January 29, 2018.

The following part numbers have been recalled:  87300, 87301, 87302, 87303, and 87304.

IRIDEX has notified the U.S. Food and Drug Administration (FDA) of this action.

Customers with questions may contact the Company at 1-844-357-9485 in the US and 1-650-962-8100 outside the US between the hours of 8:00 a.m. and 5:00 p.m. PT. Customers may also contact the Company via e-mail at techsupport@iridex.com.

Adverse reactions or quality problems experienced with the use of this product may be reported to FDA's MedWatch Adverse Event Reporting program.

As a consequence of this recall program, the Company has revised its preliminary financial results for the fourth quarter and full year ended December 30, 2017 to the following:

•	Total revenue for the fourth quarter of 2017 is expected to be $10.2 to $10.3 million
•	Total revenue for 2017 is expected to be $41.5 to $41.6 million

IRIDEX expects to release its complete fourth quarter and full year 2017 results on Thursday, March 8, 2018 and will host a corresponding conference call beginning at 2:00 p.m. PT / 5:00 p.m. ET, at which time, the Company plans to provide additional details regarding the financial impact of this recall program.

About IRIDEX

IRIDEX Corporation is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The Company’s proprietary MicroPulse® technology delivers a differentiated treatment that provides safe, effective, and proven treatment for targeted sight-threatening eye conditions. IRIDEX’s current product line is used for the treatment of glaucoma, diabetic macular edema (DME) and other retinal diseases. IRIDEX products are sold in the United States through a direct sales force and internationally primarily through a network of independent distributors into more than 100 countries. For further information, visit the IRIDEX website at http://www.iridex.com/.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning the Company’s recall of its TruFocus LIO Premiere product, the company’s anticipated revenue for the fourth quarter and fiscal year 2017 and the timing of the Company’s release of its complete fourth quarter and full fiscal year 2017 results. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors, including adjustments in connection with the Company’s audit of fiscal year 2017. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and Quarterly Reports on Form 10-Q for subsequent fiscal quarters, each of which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Investor Relations Contact

Lynn Pieper Lewis or Leigh Salvo

(415) 937-5404

investors@iridex.com